FOR IMMEDIATE RELEASE:

                        SERVICE CORPORATION INTERNATIONAL

            REVISES PREVIOUSLY RELEASED SECOND QUARTER 2003 EARNINGS

--------------------------------------------------------------------------------

                        SERVICE CORPORATION INTERNATIONAL
        ANNOUNCES SECOND QUARTER 2003 EARNINGS OF $.05 PER DILUTED SHARE

HOUSTON,  TEXAS, August 6, 2003 . . . Service Corporation  International  (NYSE:
SRV), the world's largest funeral and cemetery company, announced revised results for the second quarter of 2003 as a result of a decision in an arbitration matter received by the Company after the Company earlier released its second quarter 2003 earnings. As a result of this decision, the Company has recognized $15.0 million in general and administrative expenses in the second quarter of 2003 described later in this press release.

Highlights of Quarterly Results

                                                              Three Months Ended               Six Months Ended
(In millions, except per share amounts)                            June 30,                        June 30,
                                                           -------------------------       --------------------------
                                                              2003          2002     (A)      2003           2002     (A)
                                                           -----------    ----------       -----------    -----------
Total Revenues........................................         $586.2       $583.4           $1,166.3      $1,184.7
Total Gross Profits...................................          $94.4        $91.3             $207.0        $210.4
Net Income / (Loss)...................................          $14.4      $(143.0)             $56.6       $(231.7)
Diluted Earnings / (Loss) Per Share...................           $.05        $(.49)              $.18         $(.79)
Cash Flows from Operating Activities..................          $60.4        $75.6             $243.7        $158.4
Capital Expenditures..................................          $26.4        $21.7              $47.7         $40.0
Cash and Cash Equivalents.............................              -            -             $158.0        $200.6   (B)
Total Debt............................................              -            -           $1,735.8      $1,984.8   (B)

(A) The Company has reclassified certain prior year amounts throughout this press release to conform to the current period financial presentation with no effect on previously reported results of operations, financial condition or cash flows.

(B)   Prior period amounts as of December 31, 2002.

o Revenues increased in the second quarter of 2003 compared to the second quarter of 2002. Favorable currency effects in the Company's French funeral operations helped to offset the negative impact from asset dispositions and decreases in the Company's North American cemetery revenues.

o Gross profits for the second quarter of 2003 increased $3.1 million or 3.4%, led by significant profit improvements in the Company's North America cemetery and French funeral businesses.

o Cash flows from operating activities decreased $15.2 million or 20.1% in the second quarter of 2003 over the prior period primarily reflecting higher foreign cash taxes paid and lower cash receipts from fewer funeral services performed during March, April and May of 2003.

o Capital expenditures increased $4.7 million or 21.7% in the second quarter of 2003 compared to 2002 due to a greater emphasis on maintenance capital spending. The Company anticipates spending $110 to $130 million in total capital expenditures in 2003, of which $75 to $85 million is estimated to be expenditures deemed reasonably necessary to maintain the Company's facilities.

o The Company continued to improve its financial condition in the second quarter of 2003. Since the beginning of the year, the Company has reduced its total debt, less cash and cash equivalents, by $206.4 million or 11.6%.

Commenting on the 2003 financial results, Robert L. Waltrip, Chairman and Chief Executive Officer, stated:
"During the first six months of 2003, SCI delivered solid results in a difficult industry environment. In the face of volume declines experienced by the industry in North America, we generated significant cash flow improvement. It is also satisfying to see our focus on cost reduction and operating efficiencies translate into improved financial performance, particularly in our North American cemetery business."

Detailed Comparable Operating Results

The following table and segment analysis summarizes the Company's comparable results for the second quarters and first six months of 2003 and 2002. Comparable financial information excludes operations that have been acquired or constructed after January 1, 2002 and operations that have been divested or joint ventured by the Company prior to June 30, 2003. Comparable financial results are meant to be reflective of the Company's "same store" results of operations.

(Dollars in millions, except funeral
services performed and average revenue                  Three Months Ended                         Six Months Ended
per funeral service)                                         June 30,                                  June 30,
                                                ------------------------------------    ---------------------------------------
                                                  2003              2002                  2003                2002
                                                ---------         ---------             ----------          ----------
North America Funeral Revenues............        $282.1            $282.9                 $580.3              $590.1
International Funeral Revenues............        $144.3            $115.6                 $283.0              $230.3
                                                ---------         ---------             ----------          ----------
    Funeral Revenues......................        $426.4            $398.5                 $863.3              $820.4

North America Funeral Gross Profits.......         $51.7  18.3%      $54.6   19.3%         $120.4   20.7%      $135.2   22.9%
International Funeral Gross Profits.......         $16.9  11.7%      $12.2   10.6%          $36.4   12.9%       $29.0   12.6%
                                                ---------         ---------             ----------          ----------
    Funeral Gross Profits.................         $68.6  16.1%      $66.8   16.8%         $156.8   18.2%      $164.2   20.0%

North America Funeral Services

    Performed.............................        65,352            66,402                135,114             139,958
France Funeral Services Performed.........        32,604            32,549                 68,208              69,729
North America Average Revenue Per
    Funeral Service.......................        $4,151            $4,060                 $4,131              $4,035
France Average Revenue Per Funeral
    Service, Excluding Currency Effect....        $2,510            $2,379                 $2,422              $2,313

North America Cemetery Revenues...........        $150.3            $163.8                 $283.1              $302.1
International Cemetery Revenues...........          $8.7              $7.7                  $15.7               $15.4
                                                ---------         ---------             ----------          ----------
    Cemetery Revenues.....................        $159.0            $171.5                 $298.8              $317.5

North America Cemetery Gross Profits......         $25.3  16.8%      $21.8   13.3%          $49.8   17.6%       $37.7   12.5%
International Cemetery Gross Profits......          $2.3  26.4%       $2.1   27.3%           $3.6   22.9%        $3.4   22.1%
                                                ---------         ---------             ----------          ----------
    Cemetery Gross Profits................         $27.6  17.4%      $23.9   13.9%          $53.4   17.9%       $41.1   12.9%

Comparable Funeral Segment Analysis - Second Quarter 2003

o Although the number of funeral services performed in North America declined 1.6%, funeral revenues remained flat quarter over quarter. A 2.2% increase in the average revenue per funeral service helped to offset the decline in funeral services performed and lower levels of general agency revenues associated with insurance funded prearranged funeral sales. This increase in average revenue per funeral service was achieved despite an increase in cremation services during the quarter, which typically carry a lower average revenue.

o The North America funeral gross margin was 18.3% versus 19.3% in the prior year quarter. The gross margin decline was primarily a result of fewer than expected funeral services performed on a predominantly fixed cost structure, particularly as it relates to personnel costs.

o North America funeral locations had an average cremation rate of 39.3% compared to 37.9% in the prior year quarter. The average revenue per cremation service increased 2.7% over the prior year quarter due to increased sales of Dignity Memorial(R) packaged cremation plans, which offer consumers a broad array of unique cremation products and services.

o In North America, 31.6% of funeral services performed were previously prearranged compared to 31.3% in the prior year quarter. Revenues from the performance of prearranged funeral contracts had an average revenue per funeral service of $4,021 in the second quarter of 2003 compared to $3,948 in the second quarter of 2002.

o Revenues and gross profits from funeral operations in France were $140.2 million and $15.8 million in the second quarter of 2003 compared to $112.1 million and $11.6 million in 2002. Included in 2003 results are positive effects of foreign currency translation of $26.8 million in revenues and $3.1 million in gross profits compared to 2002. Excluding the favorable currency effect, France's funeral revenues grew by $1.3 million and gross margin improved to 11.3% versus 10.4% in the prior year quarter.

Comparable Cemetery Segment Analysis - Second Quarter 2003

o North America cemetery revenues decreased by $13.5 million or 8.2% compared to the prior year quarter. The decline in revenues is primarily attributable to fewer cemetery property development projects completed in the second quarter of 2003 compared to the second quarter of 2002 and lower levels of cemetery merchandise delivered during the quarter.

o Although cemetery revenues declined, the North America cemetery gross margin improved to 16.8% compared to 13.3% in the prior year quarter. The gross margin increase was primarily due to a reduction in selling costs as a result of significant changes to the Company's preneed sales structure and processes.

o Revenues and gross profits from cemetery operations in South America were $8.7 million and $2.3 million in the second quarter of 2003 compared to $7.7 million and $2.1 in 2002. Included in 2003 results are negative effects of foreign currency translation of $0.3 million in revenues and $0.1 million in gross profits compared to 2002. Excluding the unfavorable currency effect, South America's cemetery revenues and gross profits increased 16.4% and 18.2%, respectively, compared to the prior year quarter.

Commenting on the Company's second quarter 2003 operating results, SCI President and Chief Operating Officer, Tom Ryan, said:
"We remain encouraged by the progress of our North American cemetery operations where cost reduction efforts and cemetery property sales initiatives are driving significant margin improvement. In the funeral segment, lower funeral volumes continued to impact results in the second quarter. We experienced lower death trends in April and May similar to first quarter levels with a moderate turnaround in June. Despite this challenging environment, our funeral revenues remained flat quarter over quarter primarily fueled by the success of our Dignity Memorial(R) packaged funeral plan sales initiative."

Other Costs and Expenses

The Company recognized a net loss of $1.5 million during the second quarter of 2003 in the income statement line item Gains and impairment (losses) on dispositions, net. As dispositions occur in the normal course of business, gains or losses on the sales of such businesses are recognized in this income statement line item. Additionally, as dispositions occur related to the Company's ongoing asset sale programs, adjustments are made through this income statement line item to reflect the difference between actual proceeds received from the sale compared to the original estimates.

During the second quarter of 2003, the Company sold its remaining equity investment in its operations in Spain for net cash proceeds of $26.0 million and recognized a gain of $8.1 million included in Gains and impairment (losses) on dispositions, net. This gain was offset by impairment losses for several dispositions in North America during the quarter.

The Company has three components of overhead costs in North America: general and administrative expenses, home office overhead and field overhead. Home office and field overhead costs are allocated to funeral and cemetery operations in North America while general and administrative expenses are disclosed in a separate line item on the income statement. Home office and field overhead costs totaled $38.5 million in the second quarter of 2003 compared to $39.7 million in the same period of 2002. Reductions in costs as a result of changes to the compensation structure and processes of the Company's preneed sales efforts helped to offset initial start up costs associated with the outsourcing of its accounts payable, payroll and trust administration functions. These outsourcing programs are expected to meaningfully reduce overhead costs beginning in 2004.

In the second quarter of 2003, general and administrative expenses were $36.3 million compared to $19.6 million in 2002. The increase in general and administrative expenses primarily resulted from $15.0 million recognized during the quarter related to a decision in an arbitration matter. The recognition of this amount was necessary because one of the Company's insurance carriers that would have covered a portion of this decision is insolvent. General and administrative expenses was also impacted by increased professional fees and other costs associated with cash flow and profit improvement initiatives.

The Company recognized $2.4 million of Other income during the second quarter of 2003 compared to an expense of $2.0 million in the prior year quarter. This variance is a result of losses on early extinguishments of debt of $4.4 million on a pretax basis recognized in the second quarter of 2002.

Interest expense decreased $5.3 million or 12.8% in the second quarter of 2003 compared to the prior year quarter as a result of the significant debt reductions by the Company in the last twelve months.

The Company's consolidated effective tax rate was 32.1% during the quarter compared to 28.6% in the prior year quarter. The increase in the effective tax rate is due to the utilization in previous years of the Company's net operating loss carry-forwards related to its French operations.

Free Cash Flow

The Company defines free cash flow as cash flows from operating activities (adjusted for certain unusual items) less maintenance capital expenditures (which are expenditures for capital improvements deemed reasonably necessary to maintain the Company's facilities in a condition consistent with Company standards). The Company believes that free cash flow provides useful information to investors regarding its financial condition and liquidity as well as its ability to generate cash for purposes such as reducing debt, expanding its business through strategic investments and repurchasing stock or paying dividends (subject to restrictions in its debt agreements). In the Company's definition, free cash flow is not reduced by capital expenditures intended to grow revenues and profits such as the acquisition of funeral service locations or cemeteries in large or strategic North America markets, construction of high-end cemetery property inventory or the construction of funeral home facilities on Company-owned cemeteries. In 2003, the Company anticipates spending $35 to $45 million on such growth-related capital investments.

While the Company believes free cash flow, as defined, is helpful in managing its business and provides useful information to investors, certain events may arise, financial or otherwise, which could require the use of free cash flow so that it would not be available for the purposes described above. Furthermore, free cash flow should be reviewed in addition to, but not as a substitute for, the data provided in the Company's Consolidated Statement of Cash Flows.

The following table provides a reconciliation between Cash flows from operations and free cash flow.

                                                                           Three Months Ended              Six Months Ended
(In millions)                                                                   June 30,                       June 30,
                                                                       ---------------------------     --------------------------
                                                                          2003           2002             2003           2002
                                                                       -----------    ------------     -----------    -----------
Cash Flows From Operations.......................................          $60.4           $75.6          $243.7         $158.4
Less:  Unusual Tax Refunds.......................................              -               -          $(94.5)        $(22.0)
Add:  Settlement Of Significant Legal Matters....................           $4.0               -            $4.0              -
                                                                       -----------    ------------     -----------    -----------
Adjusted Cash Flows From Operations..............................          $64.4           $75.6          $153.2         $136.4

Less:  Maintenance Capital Expenditures..........................         $(18.9)         $(14.9)         $(36.0)        $(28.1)
                                                                       -----------    ------------     -----------    -----------
Free Cash Flow...................................................          $45.5           $60.7          $117.2         $108.3
                                                                       ===========    ============     ===========    ===========

Free cash flow decreased $15.2 million or 25.0% during the second quarter of 2003 primarily reflecting lower cash receipts from fewer funeral services performed during March, April and May of 2003, higher levels of capital improvements made to the Company's facilities and higher foreign cash taxes paid. This activity in the second quarter of 2003 compares to very strong working capital improvement in the second quarter of 2002.

In the first six months of 2003, free cash flow increased $8.9 million or 8.2% compared to 2002. This increase resulted from cemetery operating improvements and working capital improvements, and were offset to a lesser extent by higher levels of maintenance capital spending, higher foreign cash taxes paid and lower cash receipts from fewer funeral services performed during 2003.

Commenting on the Company's free cash flow in 2003, SCI President and Chief Operating Officer, Tom Ryan, said:
"The growth of more than 8% in free cash flow during the first six months of 2003 demonstrates the strength and stability of our business. Even more impressive, this growth was achieved despite the industry wide weakness in funeral volumes during the period. We continue to believe that our strong cash flows distinguish SCI from others in this industry and allow us unique opportunities to grow shareholder value."

Accounting Changes

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN No. 46), "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51." FIN No. 46 is required to be adopted by the Company in the third quarter of 2003. As a result of the adoption of FIN No. 46, the Company believes it will be required to consolidate as of July 1, 2003, its prearranged funeral, cemetery merchandise and services and endowment care trust funds, as well as certain cemeteries managed, but not owned, by the Company. The Company is currently assessing the impact, if any, on its results of operations, financial condition or cash flows as a result of potentially consolidating such trust funds. The Company believes, however, it will recognize a pretax charge of $20 to $30 million representing the cumulative effect of an accounting change in the third quarter of 2003, primarily as a result of consolidating certain cemeteries not owned by the Company.

Conference Call

The Company will host a conference call on Thursday, August 7, 2003, at 9:00 a.m. Central time. A question and answer session will follow a brief presentation made by the Company. The conference call dial-in number is (913) 981-5509. The conference call will also be broadcast live via the Internet and can be accessed through the Company's website at http://www.sci-corp.com. After the completion of the live conference call, a replay of the conference call will be available through August 21, 2003 and can be accessed at (719) 457-0820 with the confirmation code of 471464. Additionally, a replay of the conference call will be available on the Company's website at http:// www.sci-corp.com under the Investor section titled "Conference Calls", and this earnings release will be available under the section entitled "In the News".

Cautionary Statement on Forward-Looking Statements

The statements in this document that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "may", "anticipate", "forecast", "predict" and words of similar meaning that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results of the Company to differ materially from those in forward-looking statements include, among others, the following:

1) Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect the Company, particularly, but not limited to, levels of trust fund income, interest expense and negative currency translation effects.

2) The outcomes of pending lawsuits and proceedings against the Company involving alleged violations of securities laws.

3) The outcomes of pending lawsuits in Florida involving certain cemetery locations, including criminal charges or other civil claims being filed against the Company, its subsidiaries or its employees.

4) The Company's ability to successfully implement its strategic plan related to producing operating improvements, strong cash flows and further deleveraging as discussed herein and in the Company's Form 10-K for the year ended December 31, 2002.

5) The Company's ability to successfully implement its plan to reduce costs and increase cash flows associated with significant changes being made to the Company's organization structure, process and quality of its sales efforts.

6) Changes in consumer demand and/or pricing for the Company's products and services due to several factors, such as changes in local number of deaths, cremation rates, competitive pressures and local economic conditions.

7) Changes in domestic and international political and/or regulatory environments in which the Company operates, including potential changes in tax, accounting and trusting policies.

8) Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

9) The Company's ability to successfully complete its ongoing process improvement and system implementation projects, including the Company's replacement of its North America point-of-sale information technology systems.

10) The Company's ability to successfully access surety and insurance markets at a reasonable cost.

11) The Company's ability to successfully exploit its substantial purchasing power with certain of the Company's vendors.

For further information on these and other risks and uncertainties, see the Company's Securities and Exchange Commission filings, including the Company's 2002 Annual Report on Form 10-K. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

Service Corporation International (NYSE: SRV), headquartered in Houston, Texas, is the world's largest funeral and cemetery company. The Company has an extensive network of providers, including 2,259 funeral service locations, 431 cemeteries and 188 crematoria providing funeral and cemetery services in 8 countries as of June 30, 2003. For more information about Service Corporation International, please visit our website at www.sci-corp.com

For additional information contact:

Investors:  Debbie Young - Director of Investor Relations         (713) 525-9088

Media:      Terry Hemeyer - Managing Director / Corporate
            Communications                                        (713) 525-5497

                        SERVICE CORPORATION INTERNATIONAL
                      CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)                            Three Months Ended                 Six Months Ended
                                                                         June 30,                          June 30,
                                                               -----------------------------     ------------------------------
                                                                  2003             2002             2003              2002
                                                               ------------    -------------     ------------     -------------
Revenues:
     Funeral.................................................    $427,567        $ 406,806       $  866,854        $  855,147
     Cemetery................................................     158,675          176,617          299,481           329,542
                                                               ------------    -------------     ------------     -------------
                                                                  586,242          583,423        1,166,335         1,184,689
Gross profits:
     Funeral.................................................      67,576           65,762          154,825           166,547
     Cemetery................................................      26,842           25,511           52,148            43,890
                                                               ------------    -------------     ------------     -------------
                                                                   94,418           91,273          206,973           210,437
                                                               ------------    -------------     ------------     -------------
General and administrative expenses..........................     (36,268)         (19,592)         (57,679)          (35,323)
Gains and impairment (losses) on dispositions, net...........      (1,519)        (187,709)           7,815          (190,621)
Other operating expenses.....................................      (1,724)         (40,807)          (1,724)          (40,807)
                                                               ------------    -------------     ------------     -------------
     Operating income (loss).................................      54,907         (156,835)         155,385           (56,314)
                                                               ------------    -------------     ------------     -------------
Interest expense.............................................     (36,121)         (41,406)         (73,517)          (84,792)
Other income (expense), net..................................       2,398           (1,984)           6,410             6,200
                                                               ------------    -------------     ------------     -------------
     Income (loss) before income taxes and cumulative
          effect of accounting change........................      21,184         (200,225)          88,278          (134,906)
(Provision) benefit for income taxes.........................      (6,805)          57,210          (31,630)           38,740
                                                               ------------    -------------     ------------     -------------
     Income (loss) before cumulative effect of accounting
          change.............................................      14,379         (143,015)          56,648           (96,166)
Cumulative effect of accounting change (net of income tax
     benefit of $11,234).....................................           -                -                -          (135,560)
                                                               ------------    -------------     ------------     -------------
          Net income (loss)..................................    $ 14,379        $(143,015)      $   56,648        $ (231,726)
                                                               ============    =============     ============     =============
Basic earnings (loss) per share:
     Income (loss) before cumulative effect of accounting
          change.............................................    $   0.05        $  ( 0.49)      $     0.19        $    (0.33)
     Cumulative effect of accounting change..................           -                -                -             (0.46)
                                                               ------------    -------------     ------------     -------------
          Net income (loss)..................................    $   0.05        $   (0.49)      $     0.19        $    (0.79)
                                                               ============    =============     ============     =============
Diluted earnings (loss) per share:
     Income (loss) before cumulative effect of accounting
          change.............................................    $   0.05        $   (0.49)      $     0.18        $    (0.33)
     Cumulative effect of accounting change..................           -                -                -             (0.46)
                                                               ------------    -------------     ------------     -------------
          Net income (loss)..................................    $   0.05        $   (0.49)      $     0.18        $    (0.79)
                                                               ============    =============     ============     =============
Basic weighted average number of shares......................     299,351          293,872          298,563           293,263
                                                               ============    =============     ============     =============
Diluted weighted average number of shares....................     299,844          293,872          344,139           293,263
                                                               ============    =============     ============     =============

                        SERVICE CORPORATION INTERNATIONAL
                           CONSOLIDATED BALANCE SHEET

                                                                                        June 30,           December 31,
(In thousands, except per share amounts)                                                  2003                 2002
                                                                                     ----------------    -----------------
Assets
Current assets:
     Cash and cash equivalents.....................................................    $    157,988         $    200,625
     Receivables, net of allowances................................................         261,829              291,765
     Inventories...................................................................         130,976              135,529
     Other.........................................................................          44,909              126,980
                                                                                     ----------------    -----------------
          Total current assets.....................................................         595,702              754,899
                                                                                     ----------------    -----------------
Prearranged funeral contracts......................................................       4,528,000            4,273,790
Long-term receivables, net of allowances...........................................       1,124,239            1,156,458
Cemetery property, at cost.........................................................       1,551,912            1,567,584
Property, plant and equipment, at cost (net).......................................       1,207,931            1,188,340
Deferred charges and other assets..................................................         608,071              598,536
Goodwill...........................................................................       1,198,195            1,184,178
                                                                                     ----------------    -----------------
                                                                                       $ 10,814,050         $ 10,723,785
                                                                                     ================    =================
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued liabilities......................................    $    335,990         $    361,910
     Current maturities of long-term debt..........................................         130,897              100,330
     Income taxes..................................................................          11,140                2,043
                                                                                     ----------------    -----------------
          Total current liabilities................................................         478,027              464,283
                                                                                     ----------------    -----------------
Long-term debt.....................................................................       1,604,920            1,884,508
Deferred prearranged funeral contract revenues.....................................       4,907,234            4,659,994
Deferred preneed cemetery contract revenues........................................       1,646,513            1,672,661
Deferred income taxes..............................................................         540,478              522,453
Other liabilities..................................................................         220,900              216,115
Stockholders' equity:
     Common stock,  $1 per  share  par  value,  500,000,000  shares  authorized,
          299,987,535 and 297,010,237,  issued and outstanding (net of 2,469,445
          and 2,516,396 treasury shares, at par)...................................         299,988              297,010
     Capital in excess of par value................................................       2,266,955            2,259,936
     Accumulated deficit...........................................................        (989,381)          (1,046,029)
     Accumulated other comprehensive loss..........................................        (161,584)            (207,146)
                                                                                     ----------------    -----------------
          Total stockholders' equity...............................................       1,415,978            1,303,771
                                                                                     ----------------    -----------------
                                                                                       $ 10,814,050         $ 10,723,785
                                                                                     ================    =================

                        SERVICE CORPORATION INTERNATIONAL
                      CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)                                                                                     Six Months Ended
                                                                                                       June 30,
                                                                                            -------------------------------
                                                                                                2003             2002
                                                                                           -------------    --------------
Cash flows from operating activities:
Net income (loss).......................................................................       $ 56,648        $ (231,726)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Cumulative effect of accounting change, net of tax..................................              -           135,560
    Depreciation and amortization.......................................................         84,357            87,453
    Provision (benefit) for deferred income taxes.......................................         19,675           (50,902)
    (Gains) and impairment losses on dispositions, net..................................         (7,815)          190,621
    Other operating expenses............................................................          1,724            40,807
    Payments on restructuring and non-recurring charges.................................         (6,332)           (5,807)
    (Gains) losses on early extinguishments of debt.....................................         (1,903)            3,423
    Changes in assets and liabilities, net of effects from acquisitions and dispositions:
        Decrease in receivables.........................................................         56,167            13,445
        Decrease in other assets........................................................         43,149            16,137
        Increase (decrease) in payables and other liabilities...........................          2,644           (50,120)
        Other...........................................................................          8,149            (3,545)
    Net effect of prearranged funeral production and maturities.........................        (12,813)           13,029
                                                                                            -------------    --------------
Net cash provided by operating activities...............................................        243,650           158,375
Cash flows from investing activities:
    Capital expenditures................................................................        (47,678)          (39,999)
    Proceeds from divestitures and sales of property and equipment......................         34,232            34,724
    Proceeds from joint ventures and sales of equity investments, net of cash retained..         30,802           266,704
    Net deposits of restricted funds....................................................        (37,336)          (34,188)
    Other...............................................................................              -               848
                                                                                            -------------    --------------
Net cash (used in) provided by investing activities.....................................        (19,980)          228,089
Cash flows from financing activities:
    Net decrease in borrowings under credit agreements..................................               -          (29,061)
    Payments of debt....................................................................        (83,469)          (67,549)
    Early extinguishments of debt.......................................................       (175,515)         (156,308)
    Bank overdrafts and other...........................................................        (11,201)              204
                                                                                            -------------    --------------
Net cash used in financing activities...................................................       (270,185)         (252,714)
Effect of foreign currency..............................................................          3,878              (613)
                                                                                            -------------    --------------
Net (decrease) increase in cash and cash equivalents....................................        (42,637)          133,137
Cash and cash equivalents at beginning of period........................................        200,625            29,292
                                                                                            -------------    --------------
Cash and cash equivalents at end of period..............................................      $ 157,988         $ 162,429
                                                                                            =============    ==============